Exhibit 99.1

Ooma Reports Fiscal Third Quarter 2026 Financial Results

Sunnyvale, Calif., December 8, 2025 -- Ooma, Inc. (NYSE OOMA), a smart communications platform for businesses and consumers, today released financial results for the fiscal third quarter ended October 31, 2025.

Third Quarter Fiscal 2026 Financial Highlights:

•
Revenue: Total revenue was $67.6 million, up 4% year-over-year. Subscription and services revenue increased to $62.0 million from $60.1 million in the third quarter of fiscal 2025, and was 92% of total revenue, primarily driven by the growth of Ooma Business.
•
Net Income/Loss: GAAP net income was $1.4 million, or $0.05 per diluted share, compared to GAAP net loss of $2.4 million, or $0.09 per basic and diluted share, in the third quarter of fiscal 2025. Non-GAAP net income was $7.7 million, or $0.27 per diluted share, compared to non-GAAP net income of $4.6 million, or $0.17 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $8.6 million, compared to $5.7 million in the third quarter of fiscal 2025.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma delivered solid Q3 financial results, with $67.6 million in revenue and $7.7 million of non-GAAP net income,” said Eric Stang, chief executive officer of Ooma. “Our results included 64% year over year growth of non-GAAP diluted EPS and record adjusted EBITDA of $8.6 million, which grew 50% year over year. As we enter the last quarter of our fiscal year, we remain focused on achieving growth across our small business UCaaS, AirDial POTS replacement, and 2600Hz wholesale solutions. And, we are excited to have recently completed the acquisition of FluentStream and to be on track to complete the acquisition of Phone.com in late December. We believe these two acquisitions present a tremendous opportunity to build shareholder value and it is our intent to capitalize on them to increase Ooma’s adjusted EBITDA, cash flow, and revenue growth."

Business Outlook:

For the fourth quarter of fiscal 2026, Ooma expects:

•
Total revenue in the range of $71.3 million to $71.9 million, which includes an expected FluentStream contribution of $4.0 million to $4.1 million.
•
Non-GAAP net income in the range of $8.4 million to $8.9 million, which includes an expected FluentStream contribution of $1.5 million to $1.6 million and non-GAAP net income per diluted share in the range of $0.30 to $0.32 with approximately 28.0 million diluted shares.

For the full fiscal year 2026, Ooma expects:

•
Total revenue in the range of $270.3 million to $270.9 million, including the contribution from FluentStream of $4.0 million to $4.1 million, versus prior guidance of $267.0 million to $270.0 million.
•
Non-GAAP net income in the range of $28.2 million to $28.7 million, which includes an expected FluentStream contribution of $1.5 million to $1.6 million, and non-GAAP net income per diluted share in the range of $1.00 to $1.02 with approximately 28.2 million diluted shares, versus prior guidance for non-GAAP net income of $24.5 million to $25.0 million or $0.87 to $0.89 per diluted share, also with approximately 28.2 million diluted shares.

A quantitative reconciliation of the outlook for non-GAAP net income and non-GAAP EPS to their most directly comparable GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts due to the recently completed acquisition of FluentStream and the related unavailability of the expected amortization of acquired intangible assets, acquisition-related expenses and their impact on taxes. The Company expects the variability of these items to have a potentially significant impact on its GAAP financial results.

Conference Call Information:

The company will host a conference call and live webcast for analysts and investors at 5:00 p.m., Eastern time on December 8, 2025. The news release with the financial results will be accessible from the company's website prior to the conference call.

To access the call by phone, please visit https://register-conf.media-server.com/register/BIdcfc8a8f49784a04b63ff295cd0bfb18 to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time.

For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents net income before interest and other income, income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets, stock-based compensation and related taxes, acquisition-related costs, litigation costs, restructuring costs and gain on note conversion.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, amortization of intangible assets, certain non-recurring gains and charges, such as acquisition-related costs, litigation costs, restructuring costs and gain on note conversion. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our ability to consummate the acquisition of Phone.com, the retention of the former employees, customers and users of FluentStream and Phone.com, our ability to successfully integrate the acquired companies and to achieve expected benefits from the acquisitions; our inability to attract new customers on a cost-effective basis; our inability to retain customers; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our inability to realize expected returns from our investments made in connection with our international operations and development of new product features; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the SEC on September 5, 2025. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Jim Gustke

Senior Vice President, Marketing

Ooma, Inc.

press@ooma.com

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	October 31,	January 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$21,720	$17,871
Accounts receivable, net	8,827	8,040
Inventories	15,287	13,068
Other current assets	18,413	17,198
Total current assets	64,247	56,177
Property and equipment, net	12,718	11,982
Operating lease right-of-use assets	14,234	15,311
Intangible assets, net	17,967	22,184
Goodwill	23,069	23,069
Other assets	20,471	20,472
Total assets	$152,706	$149,195

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,398	$6,007
Accrued expenses and other current liabilities	28,310	29,067
Deferred revenue	16,969	16,586
Total current liabilities	51,677	51,660
Long-term operating lease liabilities	11,021	12,234
Other liabilities	17	23
Total liabilities	62,715	63,917

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	227,658	225,452
Accumulated deficit	(137,672)	(140,179)
Total stockholders' equity	89,991	85,278
Total liabilities and stockholders' equity	$152,706	$149,195

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
Revenue:
Subscription and services	$61,953	$60,135	$183,351	$178,090
Product and other	5,672	4,992	15,667	13,665
Total revenue	67,625	65,127	199,018	191,755

Cost of revenue:
Subscription and services	18,664	18,006	55,153	53,120
Product and other	8,232	7,851	22,697	22,550
Total cost of revenue	26,896	25,857	77,850	75,670
Gross profit	40,729	39,270	121,168	116,085

Operating expenses:
Sales and marketing	19,146	19,223	58,023	57,960
Research and development	12,101	14,234	37,038	41,667
General and administrative	8,190	8,099	23,956	23,077
Total operating expenses	39,437	41,556	119,017	122,704
Income (loss) from operations	1,292	(2,286)	2,151	(6,619)
Interest and other income (expense), net	165	14	549	834
Income (Loss) before income taxes	1,457	(2,272)	2,700	(5,785)
Income tax provision	(64)	(92)	(193)	(855)
Net income (loss)	$1,393	$(2,364)	$2,507	$(6,640)

Net income (loss) per share of common stock:
Basic	$0.05	$(0.09)	$0.09	$(0.25)
Diluted	$0.05	$(0.09)	$0.09	$(0.25)

Weighted-average shares of common stock outstanding:
Basic	27,621,276	26,837,594	27,530,582	26,547,389
Diluted	28,005,206	26,837,594	28,199,519	26,547,389

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
Cash flows from operating activities:
Net income (loss)	$1,393	$(2,364)	$2,507	$(6,640)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	3,762	4,517	11,333	13,475
Depreciation and amortization of capital expenditures	1,022	1,070	3,014	3,143
Amortization of intangible assets	1,406	1,406	4,218	4,361
Amortization of operating lease right-of-use assets	876	774	2,470	2,291
Gain on note conversion	—	—	—	(980)
Other	—	39	77	147
Changes in operating assets and liabilities:
Accounts receivable, net	(212)	(36)	(787)	1,639
Inventories and deferred inventory costs	(612)	2,087	(2,266)	6,614
Prepaid expenses and other assets	(1,462)	(959)	(1,244)	(2,530)
Accounts payable, accrued expenses and other liabilities	1,119	1,723	(2,712)	(2,676)
Deferred revenue	(369)	(165)	377	(80)
Net cash provided by operating activities	6,923	8,092	16,987	18,764

Cash flows from investing activities:
Capital expenditures	(1,476)	(1,560)	(4,011)	(4,752)
Net cash used in investing activities	(1,476)	(1,560)	(4,011)	(4,752)

Cash flows from financing activities:
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,237)	(1,192)	(3,968)	(2,816)
Payments for repurchases of common stock	(2,780)	(1,161)	(8,179)	(2,052)
Proceeds from issuance of common stock	732	1,867	3,020	3,451
Repayments of long-term debt	—	(5,500)	—	(13,000)
Net cash used in financing activities	(3,285)	(5,986)	(9,127)	(14,417)
Net increase (decrease) in cash and cash equivalents	2,162	546	3,849	(405)
Cash and cash equivalents, at beginning of period	19,558	16,585	17,871	17,536
Cash and cash equivalents, at end of period	$21,720	$17,131	$21,720	$17,131

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Nine Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
Revenue	$67,625	$65,127	$199,018	$191,755

GAAP gross profit	$40,729	$39,270	$121,168	$116,085
Stock-based compensation and related taxes	250	248	722	806
Amortization of intangible assets	708	708	2,124	2,266
Restructuring costs	62	39	62	39
Non-GAAP gross profit	$41,749	$40,265	$124,076	$119,196

Gross margin on a GAAP basis	60%	60%	61%	61%
Gross margin on a Non-GAAP basis	62%	62%	62%	62%

GAAP operating income (loss)	$1,292	$(2,286)	$2,151	$(6,619)
Stock-based compensation and related taxes	3,813	4,575	11,589	13,710
Amortization of intangible assets	1,406	1,406	4,218	4,361
Acquisition-related costs	584	—	584	—
Restructuring costs	373	869	373	1,579
Litigation costs	98	75	488	170
Non-GAAP operating income	$7,566	$4,639	$19,403	$13,201

GAAP net income (loss)	$1,393	$(2,364)	$2,507	$(6,640)
Stock-based compensation and related taxes	3,813	4,575	11,589	13,710
Amortization of intangible assets	1,406	1,406	4,218	4,361
Acquisition-related costs	584	—	584	—
Restructuring costs	373	75	373	1,579
Litigation costs	98	869	488	170
Gain on note conversion	—	—	—	(980)
Non-GAAP net income	$7,667	$4,561	$19,759	$12,200

GAAP diluted net income (loss) per share	$0.05	$(0.09)	$0.09	$(0.25)
Stock-based compensation and related taxes	0.14	0.17	0.41	0.51
Amortization of intangible assets	0.05	0.05	0.15	0.16
Acquisition-related costs	0.02	—	0.02	—
Restructuring costs	0.01	0.03	0.01	0.06
Litigation costs	—	0.01	0.02	0.01
Gain on note conversion	—	—	—	(0.04)
Non-GAAP net income per diluted share	$0.27	$0.17	$0.70	$0.45

GAAP weighted-average basic shares	27,621,276	26,837,594	27,530,582	26,547,389
GAAP weighted-average diluted shares	28,005,206	26,837,594	28,199,519	26,547,389
Non-GAAP weighted-average diluted shares	28,005,206	27,395,079	28,199,519	27,006,510

GAAP net income (loss)	$1,393	$(2,364)	$2,507	$(6,640)
Reconciling items:
Interest and other (income) expense, net	(165)	(14)	(549)	146
Income tax provision (benefit)	64	92	193	855
Depreciation and amortization of capital expenditures	1,022	1,070	3,014	3,143
Amortization of intangible assets	1,406	1,406	4,218	4,361
Stock-based compensation and related taxes	3,813	4,575	11,589	13,710
Acquisition-related costs	584	—	584	—
Restructuring costs	373	869	373	1,579
Litigation costs	98	75	488	170
Gain on note conversion	—	—	—	(980)
Adjusted EBITDA	$8,588	$5,709	$22,417	$16,344